WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                                                   EXHIBIT 27.0

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE



To the Board of Directors and Shareholders of Mastech Corporation:


          We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements included in this Form 10-K, and have issued our report thereon dated February 13, 1997. Our audits were made for the purpose of forming an opinion on those basic financial statements taken as a whole. The schedule listed in the index in Item 14(a) 2 of the Form 10-K is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                                       ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
February 13, 1997.



                              MASTECH CORPORATION
                 SCHEDULE II- VALUATION AND QUALIFYING ACCOUNTS


                             (Dollars in Thousands)

                                                                        Deductions-
                                              Balance at   Charged to     Amounts      Balance at
                                             Beginning of  Costs and    Deemed to be     End of
   Period Ended           Description           Period      Expenses   Uncollectible     Period
December 31, 1994    Allowance for
                     uncollectible accounts       $150         150            --          $300

December 31, 1995    Allowance for
                     uncollectible accounts       $300         302           (102)        $500

December 31, 1996    Allowance for
                     uncollectible accounts       $500         299           (124)        $675



                                      42

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